Cyan Reports Fourth Quarter and Year 2014 Financial Results

PETALUMA, Calif., February 18, 2015, Cyan (NYSE: CYNI), a leading provider of SDN, NFV, and packet-optical solutions for network operators, today announced financial results for its fourth quarter and year ended December 31, 2014.

Revenue for the fourth quarter of 2014 was $30.5 million, up 14% when compared with $26.6 million for the third quarter of 2014 and up 46% when compared with $20.9 million for the fourth quarter of 2013. GAAP net loss for the fourth quarter was $15.0 million, or $0.32 per share, compared to a net loss of $11.7 million, or $0.25 per share, in the third quarter of 2014 and a net loss of $13.7 million, or $0.29 per share, in the same period last year.

On a non-GAAP basis, Cyan's net loss for the fourth quarter was $7.1 million, or $0.15 per share. This compares to a non-GAAP net loss of $9.1 million, or $0.19 per share, in the third quarter of 2014 and a non-GAAP net loss of $11.5 million, or $0.25 per share, in the same period last year. Both GAAP and non-GAAP net loss per share figures for the fourth quarter of 2014 are based on 47.2 million basic weighted average shares outstanding.

"We are very pleased with our fourth quarter results as revenue in the fourth quarter well exceeded our expectations and led to a solid close to the year," said Mark Floyd, Cyan’s chairman and chief executive officer. "Our strong fourth quarter bookings were driven by demand across our customer base and our expanding footprint within our largest customer. We are seeing good momentum with our Z-Series Packet Optical Platform fostered by 100G metro and regional carrier deployments. Furthermore, commercial interest for our Blue Planet SDN and NFV software platform has accelerated and we are excited about our role as the supplier of choice for critical network transformation technology.”

Revenue for fiscal year 2014 totaled $100.5 million, compared with $116.6 million in 2013. GAAP net loss for 2014 was $59.2 million, or $1.26 per share, compared with a net loss of $40.7 million, or $1.32 per share in 2013. Non-GAAP net loss for 2014 was $43.3 million, or $0.92 per share, compared with a non-GAAP net loss of $30.9 million, or $1.00 per share in 2013.

Non-GAAP results for the year ended both December 31, 2014 and 2013 exclude the effect of stock-based compensation. Non-GAAP results for the year ended December 31, 2013 also exclude the effects of preferred stock warrants that were converted in connection with our initial public offering. In connection with its IPO in May 2013, the company issued 8.9 million shares of common stock and 34.7 million shares of preferred stock converted into common stock. Non-GAAP results for the year ended December 31, 2014 also exclude charges related to certain restructuring activities undertaken during the fourth quarter and non-cash charges relating to the company’s convertible debt obligation.

Please refer to the attached financial statements for additional non-GAAP information and a reconciliation of GAAP to non-GAAP results as well as information regarding weighted average shares outstanding in each period.

Recent Highlights

•	Announced the N-Series Open Hyperscale Transport Platform, a new family of high-density, high-capacity transport products designed for cloud, content, and data center interconnect networks

•	Broadened Cyan’s distribution network with the addition of Kordia New Zealand to provide additional coverage in the South Pacific, Australia and New Zealand

•	Selected by Windstream to help upgrade its regional and metro networks across major markets to 100G

•	Completed a convertible note offering in December generating gross proceeds of $50 million

Conference Call

Cyan will host a conference call for analysts and investors to discuss its fourth quarter and year 2014 results as well as guidance for its first quarter of 2015 today at 2:00 p.m. Pacific time. To access the live call, please dial 1-888-417-8516 (US or Canada) or 1-719-785-1753 (international) and use the password: Cyan. A telephonic replay of the call will be available from approximately 5:00 p.m. Pacific time on February 18, 2015 until 5:00 p.m. Pacific time on March 4, 2015, and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 and entering passcode 2379692#. A live audio webcast of the conference call also will be available from the Investors section of the company's website, www.cyaninc.com. Following the webcast, an archived version will be available on the website for 90 days.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share. We use this information in managing our business and believe the non-GAAP data are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliation." Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. As noted in the accompanying reconciliation, non-GAAP results exclude the effects of stock-based compensation. We use stock-based compensation to attract and retain employees and executives with the goals of aligning their interests with those of our stockholders and long-term employee retention. We exclude stock-based compensation expense from our non-GAAP metrics because it varies for reasons that are generally unrelated to operational decisions and performance in any particular period. Additionally, we exclude the restructuring charges incurred in the fourth quarter of 2014 as our restructuring efforts were an isolated event and not indicative on on-going activities. Finally, we exclude the non-cash charges associated with our pre-IPO preferred stock warrants and our 2014 convertible debt as these charges also have no bearing on our operational decisions or our understanding of our underlying business.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements relating to industry momentum for SDN and NFV solutions and Cyan’s positioning to take advantage of the industry momentum and statements about our recently announced N-Series Open Hyperscale Transport Platform. Forward-looking statements made are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management's current expectations and involve a number of risks and uncertainties. Actual results and timing of events could differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: the rate of market adoption of SDN and NFV solutions in general and the adoption rate of our products, particularly our Blue Planet platform; our ability to capitalize on our technological leadership in SDN and NFV; the timing of availability of our first N-Series products; and other risks and uncertainties related to our business. Further information on these risks and other factors that could affect our financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-K that we filed for the year ended December 31, 2013 and our Form 10-Q filed for the quarter ended September 30, 2014. These documents are available on the SEC Filings section of the Investor section of our website at investor.cyaninc.com. All forward-looking statements in this press release are based on information available to us as of the date hereof. We undertake no obligation to revise or update these forward-looking statements in light of new information or future events, other than as required by law. Results reported herein should not be considered as an indication of future performance.

About Cyan
Cyan (NYSE: CYNI) enables network transformation. The company's software-defined network (SDN) solutions deliver orchestration, agility, and scale to networks, that until now, have been static and hardware driven. Serving carriers, enterprises, governments, and data centers globally, Cyan's open platforms provide multi-vendor control and visibility to network operators, making service delivery more efficient and profitable. Cyan solutions include Blue Planet SDN software, Z-Series packet-optical transport platforms. For more information, please visit www.cyaninc.com or follow Cyan on Twitter at http://twitter.com/CyanNews.

Source: Cyan, Inc.

Investor Relations Contact
The Blueshirt Group
Maria Riley
+ 1 707.283.2850
ir@cyaninc.com

Cyan, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue	$30,454	$20,883	$100,483	$116,582
Cost of revenue	17,084	12,433	58,651	68,376
Gross profit	13,370	8,450	41,832	48,206

Operating expenses:
Research and development	8,167	7,992	36,115	32,609
Sales and marketing	10,690	10,746	43,565	40,102
General and administrative	3,436	3,229	15,241	13,082
Restructuring charge	627	—	627	—
Total operating expenses	22,920	21,967	95,548	85,793

Loss from operations	(9,550)	(13,517)	(53,716)	(37,587)

Other income (expense), net :
Change in fair value of derivative and warrant liabilities	(4,710)	—	(4,710)	—
Interest expense	(352)	(50)	(486)	(367)
Other income (expense), net	(329)	(40)	(32)	(2,635)
Total other income (expense), net	(5,391)	(90)	(5,228)	(3,002)

Loss before provision for income taxes	(14,941)	(13,607)	(58,944)	(40,589)
Provision for income taxes	99	76	280	143

Net loss	$(15,040)	$(13,683)	$(59,224)	$(40,732)
Basic and diluted net loss per share	$(0.32)	$(0.29)	$(1.26)	$(1.32)
Weighted-average number of shares used in computing basic and diluted net loss per share	47,220	46,412	46,956	30,836

Cyan, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$47,740	$32,509
Restricted cash	4,165	—
Marketable securities	—	31,639
Accounts receivable	23,511	14,558
Short-term lease receivable	—	201
Inventories	12,362	20,746
Deferred costs	1,317	8,286
Prepaid expenses and other	3,079	1,378
Total current assets	92,174	109,317
Long-term restricted cash	7,868	—
Long-term lease receivable	—	403
Property and equipment, net	11,896	11,155
Other assets	3,737	645
Total assets	$115,675	$121,520
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,058	$8,474
Accrued liabilities	6,775	3,786
Accrued compensation	4,146	4,895
Term loan, current portion	—	1,604
Deferred revenue	5,646	17,516
Deferred rent	181	115
Other liabilities	—	734
Total current liabilities	28,806	37,124
Convertible debt, net of discount	18,498	—
Derivative and warrant liabilities	36,280	—
Term loan, non-current portion	—	3,396
Deferred revenue	1,845	1,577
Deferred rent	302	486
Total liabilities	85,731	42,583

Stockholders’ equity:
Preferred stock	—	—
Common stock	5	5
Additional paid in-capital	216,607	206,300
Accumulated other comprehensive loss	(162)	(86)
Accumulated deficit	(186,506)	(127,282)
Total stockholders’ equity	29,944	78,937
Total liabilities and stockholders’ equity	$115,675	$121,520

Cyan, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2014	2013
Operating activities
Net loss	$(59,224)	$(40,732)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,589	2,721
Provision for doubtful accounts	80	643
Stock-based compensation	10,553	7,249
Change in fair value of derivative and warrant liabilities	4,710	2,602
Non-cash interest expense	313	—
Loss on extinguishment of debt	10	—
Loss on disposal of assets	195	—
Changes in operating assets and liabilities:
Accounts receivable	(9,033)	3,999
Lease receivable	604	(604)
Inventories	8,384	(7,733)
Deferred costs	6,969	(58)
Prepaid expenses and other assets	(1,355)	(448)
Accounts payable	3,109	(2,846)
Accrued and other liabilities	1,605	1,478
Accrued compensation	(739)	1,152
Deferred revenue	(11,602)	1,676
Deferred rent	(118)	344
Net cash used in operating activities	(41,950)	(30,557)
Investing activities
Purchases of property and equipment	(4,496)	(6,111)
Purchase of available for sale securities	(14,256)	(31,639)
Purchase of other investment	—	(500)
Maturity of available for sale securities	45,895	—
Change in restricted cash	(12,033)	—
Net cash provided by (used in) investing activities	15,110	(38,250)
Financing activities
Proceeds from initial public offering (IPO), net of issuance costs	—	88,369
Proceeds from convertible debt offering	50,000	—
Issuance costs related to convertible debt offering	(2,558)	—
Repayments of borrowings under term loan	(5,000)	—
Proceeds from stock-based compensation programs	495	412
Repayments of borrowings under notes payable	—	(7,563)
Taxes paid related to net-share settlements of restricted stock units	(742)	—
Payments on capital leases	(39)	(58)
Net cash provided by financing activities	42,156	81,160
Effect of exchange rate changes on cash and cash equivalents	(85)	(65)
Net increase in cash and cash equivalents	15,231	12,288
Cash and cash equivalents at beginning of period	32,509	20,221
Cash and cash equivalents at end of period	$47,740	$32,509

Cyan, Inc.
GAAP to Non-GAAP Reconciliations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Reconciliation of Gross profit:
US GAAP as reported	$13,370	$10,915	$8,450	$41,832	$48,206
Adjustments:
Stock-Based Compensation	109	96	39	378	160
Non-GAAP Gross profit	$13,479	$11,011	$8,489	$42,210	$48,366

Reconciliation of Gross margin:
US GAAP as reported	43.9%	41.0%	40.5%	41.6%	41.3%
Adjustments:
Stock-Based Compensation	0.4%	0.4%	0.2%	0.4%	0.2%
Non-GAAP Gross margin	44.3%	41.4%	40.7%	42.0%	41.5%

Reconciliation of Research and development expenses:
US GAAP as reported	$8,167	$8,856	$7,992	$36,115	$32,609
Adjustments:
Stock-Based Compensation	909	955	663	3,800	2,348
Non-GAAP Research and development expense	$7,258	$7,901	$7,329	$32,315	$30,261

Reconciliation of Sales and marketing expenses:
US GAAP as reported	$10,690	$10,515	$10,746	$43,565	$40,102
Adjustments:
Stock-Based Compensation	938	1,008	721	3,701	2,165
Non-GAAP Sales and marketing expense	$9,752	$9,507	$10,025	$39,864	$37,937

Reconciliation of General and Administrative expenses:
US GAAP as reported	$3,436	$3,531	$3,229	$15,241	$13,082
Adjustments:
Stock-Based Compensation	656	600	726	2,674	2,576
Non-GAAP General and Administrative expense	$2,780	$2,931	$2,503	$12,567	$10,506

Reconciliation of Operating expenses:
US GAAP as reported	$22,920	$22,902	$21,967	$95,548	$85,793
Adjustments:
Stock-Based Compensation	2,503	2,563	2,110	10,175	7,089
Restructuring Charge	627	-	-	627	-
Non-GAAP Operating expenses	$19,790	$20,339	$19,857	$84,746	$78,704

Reconciliation of Net loss:
US GAAP as reported	($15,040)	($11,712)	($13,683)	($59,224)	($40,732)
Adjustments:
Change in fair value of derivative and warrant liabilities	4,710	-	-	4,710	2,602
Stock-Based Compensation	2,612	2,659	2,149	10,553	7,249
Restructuring Charge	627	-	-	627	-
Non-GAAP Net loss	($7,091)	($9,053)	($11,534)	($43,334)	($30,881)

Reconciliation of Net loss per share, basic and diluted:
US GAAP as reported	($0.32)	($0.25)	($0.29)	($1.26)	($1.32)
Adjustments:
Change in fair value of derivatives and warrant liabilities	0.10	-	-	0.10	0.08
Stock-Based Compensation	0.06	0.06	0.04	0.22	0.24
Restructuring Charge	0.01	-	-	0.02	-
Non-GAAP Net loss per share, basic and diluted	($0.15)	($0.19)	($0.25)	($0.92)	($1.00)